Exhibit 99.1

inContact Reports First Quarter 2016 Financial Results

•	Record Software revenues of $41.5 million in Q1, up 28% year-over-year

•	Consolidated revenue in Q1 of $62.4 million, up 22% year-over-year

•	Adjusted EBITDA in Q1 of $5.7 million, up 117% year-over-year

•	Annualized Recurring Software Revenues up 30% year-over-year

•	Closed record 160 contracts in Q1, two new Fortune 500 customers

•	Raised 2016 guidance for revenue and adjusted EBITDA

SALT LAKE CITY – May 5, 2016 – inContact, Inc. (NASDAQ: SAAS), the leading provider of cloud contact center software and contact center optimization tools, today reported record financial results for the first quarter ended March 31, 2016.

Said Paul Jarman, inContact CEO, “I’m pleased to report record revenues and adjusted EBITDA in the first quarter of 2016. Software revenues grew 28% over last year, and adjusted EBITDA increased 117% year over year to $5.7 million. During the quarter, we brought in two new Fortune 500 accounts and closed a record 160 total contracts, including 106 new logo customers and 54 expansion deals with existing customers. These positive results for the quarter, and a very strong sales pipeline gives us confidence to increase our guidance for revenue and adjusted EBITDA for the full year in 2016.”

Continued Jarman, “In March, inContact was identified by International Data Corp, IDC, as the leading provider in the cloud contact center market. In fact, we were the only company to be placed in IDC’s leader category, shutting out all other competitors. inContact is the only company to receive recognition as a leader by all 5 major analyst firms including Gartner, IDC, Frost & Sullivan, Ovum and DMG.”

Revenue

Software segment revenue totaled $41.5 million for the quarter ended March 31, 2016, an increase of 28% from $32.5 million in Q1 2015. Consolidated revenue for the quarter ended March 31, 2016 was $62.4 million versus $51.3 million for the same period in 2015, an increase of 22%.

As of March 2016 our Annualized Monthly Recurring Software Revenue was $156.2 million, an increase of 30% from $120.4 million as of March 2015.

Gross Margin

Software segment gross margin for the quarter ended March 31, 2016 was 60% versus 58% for the same period in 2015. Non-GAAP Software segment gross margin which represents the elimination of amortization of acquired intangible assets and stock-based compensation was 64% for the first quarter of 2016, versus 63% in the first quarter of 2015 (see reconciliation of non-GAAP measures below). First quarter 2016 Network connectivity segment gross margin was 36% versus 37% for the same period in 2015.

Consolidated gross margin percentage was 52% in the first quarter of 2016 compared to 50% for the same period in 2015. Non-GAAP consolidated gross margin which represents the elimination of amortization of acquired intangible assets and stock-based compensation was 54% for the first quarter 2016 compared to 53% for the same period in 2015 (see reconciliation of non-GAAP measures below).

Operating Expenses

Operating expenses for the first quarter of 2016 were $35.5 million or 57% of total revenue versus $31.2 million or 61% of total revenue during the same period in 2015. Non-GAAP operating expenses which represents the elimination of amortization of acquired intangible assets and stock-based compensation for the first quarter of 2016 were $33.3 million or 53% of total revenue versus $28.8 million or 56% of total revenue during the same period in 2015 (see reconciliation of non-GAAP measures below).

Adjusted EBITDA

Adjusted EBITDA for the first quarter of 2016 was $5.7 million versus $2.6 million during the same period in 2015, an increase of 117%. Adjusted EBITDA is a non-GAAP measure management believes provides important insight into our operating results (see reconciliation of non-GAAP measures below).

Net Loss

Net loss for the quarter ended March 31, 2016 was $2.2 million, or ($0.04) per basic and diluted share, as compared to net loss of $6.0 million or ($0.10) per basic and diluted share for the same period in 2015. Net loss for the quarter ended March 31, 2016 was benefitted by a one-time $2.7 million acquisition related income tax benefit. Non-GAAP net loss for the quarter ended March 31, 2016 was $174,000, or ($0.00) per basic and diluted share, as compared to non-GAAP net loss of $2.0 million or ($0.03) per basic and diluted share for the same period in 2015 (see reconciliation of non-GAAP measures below).

Continued Jarman, “We had an exceptional quarter with our direct sales teams and our growing go-to-market channel including leading carriers, unified communications and PBX companies, VARs, referral and implementation partners. Our sales pipeline is very strong as we continue to sign new customers and expand to new divisions and business units with enterprise customers. There is a large multi-year opportunity ahead of us in the expanding customer experience industry, and inContact is strongly positioned as the leader in terms of growth, profitability and innovation.”

Guidance for 2016

In 2016, we expect Software segment revenues to be between $178.0 million and $184.0 million for the full year. This would represent 24% to 28% growth for software revenues. In 2016, we anticipate total revenues to be between $259.0 million and $265.0 million for the full year. We expect a net loss of ($0.27) to ($0.24) per share on a GAAP basis, and ($0.01) to $0.01 per share on a non-GAAP basis. We expect adjusted EBITDA of $20.5 million to $21.5 million, and expect to generate non-GAAP operating income of between $2.0 million and $2.5 million. This guidance reflects the expected net impact from our two recent acquisitions.

CONFERENCE CALL INFORMATION

We will host a conference call to discuss our first quarter 2016 financial results later today at 4:30 p.m. Eastern time (1:30 p.m. Pacific).

Dial-In Number: 1-877-876-9175

International: +1-785-424-1668

Conference ID#: INCONTACT

An audio file of the call will be available after May 5, 2016 on the inContact Investor Relations website at http://investor.incontact.com, in the Webcasts and Presentations section. A replay of the call will be available via telephone after 7:30 p.m. Eastern time today and until May 12, 2016.

Toll-free replay number: 1-877-870-5176

International replay number: + 1-858-384-5517

Replay Pin Number: 1233210

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on inContact’s current expectations, estimates and projections about inContact’s industry, management’s beliefs, and certain assumptions made by management, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations and management’s future strategic plans. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, risks associated with inContact’s business model; our ability to develop or acquire, and gain market acceptance for new products, including our new sales and marketing and voice automation products, in a cost-effective and timely manner; the gain or loss of key customers; competitive pressures; its ability to expand operations; fluctuations in its earnings as a result of the impact of stock-based compensation expense; interruptions or delays in our hosting operations; breaches of our security measures; its ability to protect our intellectual property from infringement, and to avoid infringing on the intellectual property rights of third parties; and its ability to expand, retain and motivate our employees and manage its growth. Further information on potential factors that could affect our financial results is included in inContact’s annual report on Form 10-K, quarterly reports of Form 10-Q, and in other filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date they are made. inContact undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

INCONTACT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS - (Unaudited)

(in thousands)

	March 31,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$16,296	$29,050
Restricted cash	—	81
Investments	70,004	75,109
Accounts and other receivables, net of allowance for uncollectible accounts of $1,781 and $2,555, respectively	38,093	37,185
Other current assets	9,595	9,243

Total current assets	133,988	150,668

Property and equipment, net	50,750	42,569
Intangible assets, net	29,573	19,232
Goodwill	49,016	39,247
Other assets	2,724	2,421

Total assets	$266,051	$254,137

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$12,915	$11,607
Accrued liabilities	12,705	12,828
Accrued commissions	4,397	4,615
Current portion of deferred revenue	13,955	11,530

Total current liabilities	43,972	40,580

Deferred revenue	6,439	6,082
Deferred rent and lease incentive obligation	5,814	3
Deferred tax liability, net	256	230
Long-term debt	83,029	81,985

Total liabilities	139,510	128,880

Total stockholders’ equity	126,541	125,257

Total liabilities and stockholders’ equity	$266,051	$254,137

INCONTACT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in thousands, except per share data)

	Three Months
	Ended March 31,
	2016	2015
Net revenue:
Software	$41,548	$32,466
Network connectivity	20,839	18,872

Total net revenue	62,387	51,338

Costs of revenue:
Software	16,665	13,697
Network connectivity	13,436	11,811

Total costs of revenue	30,101	25,508

Gross profit	32,286	25,830

Operating expenses:
Selling and marketing	18,210	15,475
Research and development	8,609	6,653
General and administrative	8,675	9,078

Total operating expenses	35,494	31,206

Loss from operations	(3,208)	(5,376)
Other income (expense):
Interest expense	(1,765)	(434)
Interest income	155	1
Other income (expense)	(1)	—

Loss before income taxes	(4,819)	(5,809)
Income tax benefit (expense)	2,590	(179)

Net loss	$(2,229)	$(5,988)

Net loss per common share:
Basic and diluted	$(0.04)	$(0.10)

Weighted average common shares outstanding:
Basic and diluted	62,263	61,484

INCONTACT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - (Unaudited)

(in thousands)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(2,229)	$(5,988)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation of property and equipment	3,076	2,379
Amortization of software development costs	2,097	1,662
Amortization of intangible assets	1,285	1,363
Amortization of deferred debt issuance costs	97	199
Stock-based compensation	2,489	2,614
Loss on disposal of property and equipment	480	36
Interest accretion	947	—
Amortization of investment premium	278	—
Deferred income taxes	(2,640)	—
Changes in operating assets and liabilities, net of business acquisitions:
Accounts and other receivables, net	(758)	(2,440)
Other current assets	(339)	(1,056)
Other non-current assets	(304)	(31)
Trade accounts payable	847	(243)
Accrued liabilities	(112)	(1,779)
Accrued commissions	(218)	70
Deferred rent and lease incentive obligation	5,814	—
Other long-term liabilities	(60)	(92)
Deferred revenue	2,526	3,243

Net cash provided by (used in) operating activities	13,276	(63)

Cash flows from investing activities:
Decrease in restricted cash	81	—
Sales and maturities of available for sale investments	20,777	—
Purchases of available for sale investments	(15,879)	—
Capitalized software development costs	(3,819)	(2,123)
Purchases of property and equipment	(9,353)	(3,947)
Business acquisitions, net of cash acquired	(18,446)	—

Net cash used in investing activities	(26,639)	(6,070)

Cash flows from financing activities:
Proceeds from exercise of options	751	2,274
Proceeds from sale of stock under employee stock purchase plan	387	321
Principal payments under debt and capital lease obligations	—	(11,824)
Purchase of treasury stock	(529)	(225)
Payments under revolving credit agreement	—	(11,000)
Proceeds from issuance of convertible notes, net	—	111,320

Net cash provided by financing activities	609	90,866

Net (decrease) increase in cash and cash equivalents	(12,754)	84,733

Cash and cash equivalents at the beginning of the period	29,050	32,414

Cash and cash equivalents at the end of the period	$16,296	$117,147

SEGMENT REPORTING

We operate under two business segments: Software and Network connectivity. The Software segment includes all revenue related to the delivery of our software applications, plus the associated professional services and setup fees. The Network connectivity segment includes all voice and data long distance services provided to customers.

For segment reporting, we classify operating expenses as either “direct” or “indirect.” Direct expense refers to costs attributable solely to either selling and marketing efforts or research and development efforts. Indirect expense refers to costs that management considers to be overhead in running the business. Management evaluates expenditures for both selling and marketing and research and development efforts at the segment level without the allocation of overhead expenses, such as rent, utilities and depreciation on property and equipment.

Operating segment revenues and profitability for the three months ended March 31, 2016 and 2015 were as follows (in thousands):

	Three Months Ended March 31, 2016			Three Months Ended March 31, 2015
		Network			Network
	Software	Connectivity	Consolidated	Software	Connectivity	Consolidated
Net revenue	$41,548	$20,839	$62,387	$32,466	$18,872	$51,338
Costs of revenue	16,665	13,436	30,101	13,697	11,811	25,508

Gross profit	24,883	7,403	32,286	18,769	7,061	25,830

Gross margin	60%	36%	52%	58%	37%	50%

Operating expenses:
Direct selling and marketing	16,425	856	17,281	13,986	823	14,809
Direct research and development	7,965	—	7,965	6,293	—	6,293
Indirect	9,349	899	10,248	9,035	1,069	10,104

Loss from operations	$(8,856)	$5,648	$(3,208)	$(10,545)	$5,169	$(5,376)

RECONCILIATION of NON-GAAP MEASURES:

“Adjusted EBITDA” is Earnings Before deductions for Interest, Taxes, Depreciation and Amortization and Stock-Based Compensation. The “Non-GAAP” measures represent the elimination of amortization of acquired intangible assets and stock-based compensation. Neither are measures of financial performance under generally accepted accounting principles (GAAP). The Adjusted EBITDA and the Non-GAAP measures are provided for the use of the reader in understanding our operating results and are not prepared in accordance with, nor does it serve as an alternative to GAAP measures and may be materially different from similar measures used by other companies. While not a substitute for information prepared in accordance with GAAP, management believes that this information is helpful for investors to more easily understand our operating financial performance. Management also believes these measures may better enable an investor to form views of our potential financial performance in the future. These measures have limitations as analytical tools, and investors should not consider these measures in isolation or as a substitute for analysis of our results prepared in accordance with GAAP.

Reconciliation of Adjusted EBITDA to Net loss applicable to

common stockholders as it is presented on the Condensed Consolidated

Statements of Operations for inContact, Inc.

(in thousands - unaudited)

	Three Months Ended March 31,
	2016	2015
Net loss	$(2,229)	$(5,988)
Depreciation and amortization	$6,458	$5,404
Stock-based compensation	$2,489	$2,614
Interest income and expense, net	$1,610	$434
Income tax (benefit) expense	$(2,590)	$179

Adjusted EBITDA	$5,738	$2,643

Reconciliation of Consolidated Gross Profit and Margin to Consolidated Non-GAAP Gross Profit and Margin

(in thousands - unaudited)

	Three Months Ended March 31,
	2016	2015
Consolidated gross profit	$32,286	$25,830
Consolidated gross margin	52%	50%
Add back:
Amortization of acquired intangibles	1,266	1,343
Stock-based compensation	268	267

Non-GAAP gross profit	$33,820	$27,440

Non-GAAP gross margin	54%	53%

Reconciliation of Software Segment Gross Profit and Margin to Non-GAAP Software Segment Gross Profit

(in thousands - unaudited)

	Three Months Ended March 31,
	2016	2015
Software segment gross profit	$24,883	$18,769
Software gross margin	60%	58%
Add back:
Amortization of acquired intangibles	1,266	1,343
Stock-based compensation	264	262

Non-GAAP software gross profit	$26,413	$20,374

Non-GAAP software gross margin	64%	63%

Reconciliation of Consolidated Operating Expenses to Non-GAAP Consolidated Operating Expenses

(in thousands - unaudited)

	Three Months Ended March 31,
	2016	2015
Consolidated operating expenses	$35,494	$31,206
Operating expenses as a % of total revenue	57%	61%
Subtract:
Amortization of acquired intangibles	(20)	(20)
Stock-based compensation	(2,222)	(2,346)

Non-GAAP operating expenses	$33,252	$28,840

Non-GAAP consolidated operating expenses, as a % of total revenue	53%	56%

Reconciliation of Consolidated Net Loss to Non-GAAP Consolidated Net Loss

(in thousands - unaudited)

	Three Months Ended March 31,
	2016	2015
Net loss	$(2,229)	$(5,988)
Adjustments:
Amortization of acquired intangibles	1,285	1,363
Stock-based compensation	2,489	2,614
Interest accretion	947	—
Tax benefit (1)	(2,666)	—

Non-GAAP Net Loss	$(174)	$(2,011)

Non-GAAP basic and diluted earnings per share	$(0.00)	$(0.03)

(1)	The one-time, non-cash, $2.7 million tax benefit, associated with the acquisition of AC2, has been eliminated in the 2016 reconciliation to enhance comparability.

About inContact

inContact (NASDAQ: SAAS) is the cloud contact center software leader, with the most complete, easiest and most reliable solution to help organizations achieve their customer experience goals. inContact continuously innovates in the cloud and is the only provider to offer a complete solution that includes the customer interaction cloud, an expert service model and the broadest partner ecosystem. Recognized as a market leader by Gartner, IDC, Frost & Sullivan, Ovum and DMG, inContact supports over 6 billion interactions per year for enterprise, midmarket, government organizations and business process outsourcers (BPOs) who operate in multiple divisions, locations and global regions. To learn more, visit www.incontact.com.

inContact® is the registered trademark of inContact, Inc.

CONTACT: Investor Contact: Edward Keaney, Market Street Partners, 1-415-445-3238, ekeaney@marketstreetpartners.com, or General Contact: Cheryl Andrus, inContact, Director Corporate Communications, 1-801-320-3646, cheryl.andrus@incontact.com